As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-2750

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
QUALCOMM INCORPORATED 1996 NON-QUALIFIED EMPLOYEE
STOCK PURCHASE PLAN

(Full title of the plan)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name and address of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
     Effective as of November 12, 2007, QUALCOMM Incorporated (the “Registrant”) adopted the QUALCOMM Incorporated Amended and Restated 2001 Employee Stock Purchase Plan, which is an amendment and restatement of the QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (the “2001 ESPP”) and the QUALCOMM Incorporated 1996 Non-Qualified Employee Stock Purchase Plan (the “1996 Non-Qualified ESPP”). This post-effective amendment to the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-2750, filed on March 25, 1996) is filed to deregister 23,004 shares previously registered under the 1996 Non-Qualified ESPP. The 23,004 shares will be registered by means of a Registration Statement on Form S-8 filed simultaneously with this Registration Statement for the Amended and Restated 2001 Employee Stock Purchase Plan. The associated registration fee previously paid on these shares under the prior Registration Statement is carried forward to cover the registration fee necessary to register shares issuable under the Registrant’s Amended and Restated 2001 Employee Stock Purchase Plan.
     Please note that shares previously registered under the 2001 ESPP are not being deregistered by this post-effective amendment, and accordingly the Registration Statements applicable to the 2001 ESPP (SEC File No. 333-60484 filed May 8, 2001 and SEC File No. 333-103497 filed February 28, 2003) will remain in effect with respect to those shares.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement with respect to the QUALCOMM Incorporated 1996 Non-Qualified Employee Stock Purchase Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 24, 2008.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statement on Form S-8 with respect to the QUALCOMM Incorporated 1996 Non-Qualified Employee Stock Purchase Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2008

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2008

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board	April 24, 2008

/s/ Barbara T. Alexander	Director	April 24, 2008
Barbara T. Alexander

/s/ Raymond V. Dittamore	Director	April 24, 2008
Raymond V. Dittamore

/s/ Duane A. Nelles	Director	April 24, 2008
Duane A. Nelles

/s/ Brent Scowcroft	Director	April 24, 2008
Brent Scowcroft

/s/ Marc I. Stern	Director	April 24, 2008
Marc I. Stern